Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

GRAB HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Equity	Warrants to purchase Class A Ordinary Shares	457(c), 457(f)(1) and 457(f)(3)	16,000,000(2)	—	—	—	—
	Equity	Class A Ordinary Shares issuable upon the exercise of the Warrants	457(c), 457(f)(1) and 457(f)(3)	16,000,000	$13.50(4)	$216,000,000.00	$0.0000927	$20,023.20
	Equity	Class A Ordinary Shares	457(c)	2,473,860,634(3)	$7.32(5)	$18,108,659,840.88	$0.0000927	$1,678,672.77
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$18,324,659,840.88		$1,698,695.97
	Total Fees Previously Paid							$1,698,695.97
	Total Fee Offsets
	Net Fee Due							—

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminable number of additional Class A Ordinary Shares that may be issued to prevent dilution from share splits, share dividends or similar transactions that could affect the Class A Ordinary Shares to be offered by the Selling Securityholders.

(2)	Represents the resale of 16,000,000 Warrants issued in connection with the closing of a private placement offering concurrent with the closing of the Business Combination (defined below).
(3)

Represents the resale of up to 2,473,860,634 Class A ordinary shares, par value $0.000001 per share (“Class A Ordinary Shares”), of Grab Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“GHL” or the “Company”), consisting of (i) 1,900,175,777 Class A Ordinary Shares that were issued upon the completion of the business combination (the “Business Combination”) between the Company, Altimeter Growth Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“AGC”), J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of the Company (“AGC Merger Sub”), J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of the Company (“Grab Merger Sub”) and Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“GHI”); (ii) 164,060,946 Class A Ordinary Shares issuable upon conversion of 164,060,946 Class B ordinary shares, par value $0.000001 per share (“Class B Ordinary Shares”); (iii) 404,000,000 Class A Ordinary Shares that were issued to certain securityholders in connection with the closing of a private placement offering concurrent with the closing of the Business Combination (the “PIPE Shares”); and (iv) 5,623,911 Class A Ordinary Shares issued or issuable to current directors and officers of the Company and/or former directors and officers of GHI who do not hold any Class B Ordinary Shares.

(4)

Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (i) the sum of (A) $2.00 (rounded up from the average of the high ($2.15) and low ($1.84) prices of the registrant’s warrants (“Public Warrants”) as reported on NASDAQ on December 23, 2021) and (B) $11.50, the exercise price of the Warrants, resulting in a combined maximum offering price per warrant of $13.50, multiplied by (ii) the applicable number of Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Warrants has been allocated to the underlying Class A Ordinary Shares and those Class A Ordinary Shares are included in the registration fee.

(5)

Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Class A Ordinary Shares as reported on NASDAQ on December 23, 2021.